FOR IMMEDIATE RELEASE	NEWS
July 13, 2010	NASDAQ:ARTW

ART’S WAY MANUFACTURING ANNOUNCES SIX MONTH NET INCOME INCREASE OF 15.8% OVER THE SAME PERIOD IN 2009

Conference Call Scheduled For July 14, 2010 At 10:00 AM CDT

ARMSTRONG, IOWA, July 13, 2010 – Art’s-Way Manufacturing Co., Inc. (NASDAQ:ARTW), a leading manufacturer and distributor of agricultural machinery, equipment and services announces its financial results for the three and six months ended May 31, 2010.

In conjunction with the release, the Company has scheduled a conference call for July 14, 2010 at 10:00 AM CDT. J. Ward McConnell, Jr., Executive Chairman of the Board of Directors of Art’s-Way Manufacturing, will be leading the call and discussing second quarter and six month financial results and an outlook for the balance of 2010.

What: Art’s Way Manufacturing Second Quarter & Six Month Financial Results
When: July 14, 2010 10:00 AM CDT.
How: Live via phone by dialing (800) 624-7038. Code: Art’s-Way Manufacturing. Participants to the conference call should call in at least 5 minutes prior to the start time.

Financial Highlights For the Three and Six Months Ended May 31, 2010:

•	Net sales for the three months ended May 31, 2010 were $6.7 million.
•	Net income for the six months ended May 31, 2010 increased 15.8% over the same period in 2009.
•	Consolidated order backlog as of May 31, 2010 was $13,639,000, compared to $10,511,000 on May 31, 2009.

	For the Three Months Ended (Consolidated)
	May 31, 2010	May 31, 2009	Change
Revenue	$6,748,178	$7,115,645	-5.2%
Operating Income	$211,854	$291,137	-27.2%
Net Income	$100,408	$112,918	-11.1%
EPS (Basic)	$0.03	$0.03
EPS (Diluted)	$0.03	$0.03
Weighted avg. shares outstanding:
Basic	3,991,586	3,986,830
Diluted	4,006,068	3,989,086

	For the Six Months Ended (Consolidated)
	May 31, 2010	May 31, 2009	Change
Revenue	$12,328,019	$13,806,511	-10.7%
Operating Income	$335,281	$388,774	-13.8%
Net Income	$134,905	$116,513	15.8%
EPS (Basic)	$0.03	$0.03
EPS (Diluted)	$0.03	$0.03
Weighted avg. shares outstanding:
Basic	3,990,975	3,986,594
Diluted	4,000,216	3,987,198

Revenue:  Our consolidated corporate sales for the three- and six-month period ended May 31, 2010 were $6,748,000 and $12,328,000, respectively, compared to $7,116,000 and $13,807,000 during the same respective periods in 2009, a $368,000 decrease for the quarter and $1,478,000 decrease year-to-date, or 5.2% and 10.7% decreases, respectively. While both Scientific and Vessels had increases in sales, they were offset by the decreases at Manufacturing.

Art’s Way Manufacturing, our agricultural products segment, had revenues for the three months ended May 31, 2010 of $4,606,000, compared to $6,165,000 during the same period of 2009, a 25.3% decrease.  This decrease was largely due to lower sales of OEM blowers and Miller Pro equipment, but was offset by increased sales of grinder mixers, augers and manure spreaders.  Year-to-date sales were down to $8,202,000 from $10,874,000 as of May 31, 2009, a 24.6% decrease.   Year to date Miller Pro sales decreased by $1,460,000, which were offset by auger sales of $1,028,000.  Another factor in the reduced sales was a $1,636,000 reduction in OEM blower sales.  Our year-to-date gross margin for this segment was 26.8% compared to 23.8% as of May 31, 2009.

Art’s Way Vessels, our pressurized vessels segment, had revenues for the three months ended May 31, 2010 of $480,000, compared to $226,000 for the same period in 2009, a 113.0% increase.  Year-to-date sales were $743,000, compared to $375,000 as of May 31, 2009, a 98.3% increase.  A large portion of this increase was due to a sale for $250,000 to Adamson Global Technology, which is wholly-owned and operated by J. Ward McConnell, Jr, our Executive Chairman of the Board of Directors.   Gross margins for the second fiscal quarter of 2010 was 12.8%, compared to -30.2% in fiscal 2009.  Year-to-date gross margin was -4.1% compared to -38.1% as of May 31, 2009.  These increases can be attributed to the segment’s larger sales volume.

Art’s Way Scientific, our modular buildings segment, had revenues for the three months ended May 31, 2010 of $1,662,000, compared to $725,000 for the same period in fiscal 2009, a 129.4% increase.  Sales at Scientific slowed significantly during the second fiscal quarter of 2009 due to unfavorable economic conditions, and began to improve in the fourth fiscal quarter.  Year-to-date sales were $3,384,000 in fiscal 2010, compared to $2,558,000 for the same period in 2009, a 32.3% increase.  Gross margin for the quarter ended May 31, 2010 was 19.2% compared to -6.6% for the same period in 2009.  Year-to-date gross margin was 21.4% in 2010 compared to 12.9% for 2009.  During 2009, costs increased due to cost overruns on two projects, which negatively impacted our margins.

Income:  Consolidated operating income decreased 27.2%, from $291,000 to $212,000, for the three months ended May 31, 2010, while net income for the three months ended May 31, 2010 decreased 11.1%, from $113,000 to $100,000.  Operating income for the six months ended May 31, 2010 decreased 13.8%, from $389,000 to $335,000.

Earnings per Share:  Earnings per basic share have remained consistent for both the three and six months ended May 31, 2010 and the three and six months ended May 31, 2009.

J. Ward McConnell Jr., Executive Chairman of the Board of Directors said, “We remain concerned about consumer spending based on many economic indicators, most recently the substantial drop in the Consumer Confidence Index which demonstrates the fragile state of the economic recovery. Despite very difficult economic times in the agricultural sector, segments of our business are improving, particularly sales of certain seasonal agricultural and farming products, our overall backlog, net income and gross margins. Coming out of an extremely challenging year following one of the industry’s worst economic downturns, our overall operating results are improving based on our ability to deliver quality products with a customer service focus. We continue to focus on growing sales and improving our execution, discipline and profitability by tightly managing our variable costs.  In June, we continued our ‘roll-up strategy’ by announcing the acquisition of the M&W Hay Baler product line. The family of simple-to-use round hay balers from M&W includes nine different models in four different series to handle most any haying application. The M & W round hay baler line is a respected brand in the industry and we are extremely pleased to add this line to the Art’s Way family.

“In the big picture, the environment for modular science laboratories is improving nicely with government spending windows shortening. Improving markets for vessels, modular laboratories and for some of our farming equipment, will help us continue on the path of prudently investing in new or acquired products to bring further profitable growth in the balance of 2010 and beyond.”

About Art’s-Way Manufacturing, Inc.

Art's-Way manufactures and distributes farm machinery niche products including animal feed processing equipment, sugar beet defoliators and harvesters, land maintenance equipment, crop shredding equipment, round hay bailers, plows, hay and forage equipment, manure spreaders and top and bottom drive augers. After-market service parts are also an important part of the Company's business. We have two wholly owned subsidiaries. Art's-Way Vessels, Inc. manufactures pressurized tanks and vessels; Art's-Way Scientific, Inc. manufactures modular animal confinement buildings and modular laboratories.

For More Information, Contact:  Jim Drewitz, Investor Relations
830-669-2466 jim@jdcreativeoptions.com

Or visit the Company's website at www.artsway-mfg.com/

This news release includes "forward-looking statements" within the meaning of the federal securities laws. Statements made in this release that are not strictly statements of historical facts, including: (i) our beliefs regarding improvements in sales and operating results; (ii) the increase in demand for farming equipment, pressurized vessels and modular science laboratories; and (iii) our continued efforts to grow sales, improve execution and profitability, manage variable costs, and make investments designed to fuel future growth, are forward-looking statements. Statements of anticipated future results are based on current expectations and are subject to a number of risks and uncertainties, including but not limited to, quarterly fluctuations in results, customer demand for the Company's products, domestic and international economic conditions, the cost of raw materials, the management of growth, the availability of investment opportunities, and other factors detailed from time to time in the Company's Securities and Exchange Commission filings. Actual results may differ markedly from management's expectations. The Company cautions readers not to place undue reliance upon any such forward-looking statements.

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